Exhibit 10.01

SECOND AMENDMENT

to

REINSURANCE POOLING AGREEMENT

AMENDED AND RESTATED

as of JANUARY 1, 2011

This Second Amendment (the “Second Amendment”) to the Reinsurance Pooling Agreement Amended and Restated as of January 1, 2011 (the “A&R Pooling Agreement”), as amended by the First Amendment to the A&R Pooling Agreement (the “First Amendment) (the A&R Pooling Agreement and the First Amendment are collectively referred to as the “2011 Pooling Agreement”) is made by and among State Automobile Mutual Insurance Company (“State Auto Mutual”), State Auto Property & Casualty Insurance Company (“State Auto P&C”), Milbank Insurance Company (“Milbank”), State Auto Insurance Company of Wisconsin (“SA Wl”), State Auto Insurance Company of Ohio (“SA OH”), Meridian Security Insurance Company (“Meridian Security”), Meridian Citizens Mutual Insurance Company (“Meridian Citizens Mutual”), Patrons Mutual Insurance Company of Connecticut (“Patrons”), Rockhill Insurance Company (“RIC”), Plaza Insurance Company (“PIC”), American Compensation Insurance Company (“ACIC”), and Bloomington Compensation Insurance Company (“BCIC”) (collectively, the “Pooled Companies”). This Second Amendment shall be effective and operative as set forth below in Section 2 of this Second Amendment.

Background Information

Litchfield Mutual Fire Insurance Company (“Litchfield”) is being merged with and into Patrons effective March 31, 2013 at 11:59 p.m. (the “Effective Date of Merger”), with Patrons being the surviving entity. As of the Effective Date of Merger, Litchfield will cease to exist and will no longer be a party to the 2011 Pooling Agreement. Accordingly, with this Second Amendment, the parties hereto intend to amend the 2011 Pooling Agreement as necessary to remove all references to Litchfield as a party to the 2011 Pooling Agreement. Furthermore, this Second Amendment will reflect that Patrons’ “Respective Percentage” under the 2011 Pooling Agreement has been increased to .5% from .4% as a result of the merger of Litchfield with and into Patrons.

Effective December 31, 2012, Farmers Casualty Insurance Company (“Farmers Casualty”) was merged with and into State Auto P&C; State Auto Florida Insurance Company (“SA FL”) was merged with and into Meridian Security; and Beacon National Insurance Company (“Beacon”) was merged with and into Meridian Security. Consequently, Farmers Casualty, SA FL and Beacon ceased to exist and no longer be parties to the 2011 Pooling Agreement effective December 31, 2012. Each of Farmers Casualty, SA FL and Beacon had a 0% Respective Percentage participation under the 2011 Pooling Agreement.

In response to a recommendation from the appropriate Independent Committee, the Boards of Directors of all the Pooled Companies have approved this Second Amendment.

Statement of Agreement

In consideration of the mutual covenants set forth herein and INTENDING TO BE LEGALLY BOUND HEREBY, the parties to this Second Amendment agree to amend the 2011 Pooling Agreement as follows:

1.	Capitalized terms used in this Second Amendment (including the Background Information) which are not otherwise defined herein shall have the meanings ascribed such terms in the 2011 Pooling Agreement.

2.

Concurrently with the Effective Date of Merger, Litchfield will be removed as a party to the 2011 Pooling Agreement, and each provision of the 2011 Pooling Agreement will be deemed amended or deleted as necessary to remove any and all references to Litchfield as of the Effective Date of Merger. Notwithstanding the foregoing, this Second Amendment shall only become operative if and when it has been approved, or deemed approved, by all insurance regulators whose approval is necessary to implement the terms of this Second Amendment with respect to Litchfield. If not approved as described in this section, this Second Amendment shall be deemed null and void and shall not become operative to amend the 2011 Pooling Agreement in any manner whatsoever.

3.

Concurrently with the Effective Date of Merger, Section 2 of the First Amendment shall be deleted in its entirety, and Paragraph (c) of Section 1 of the A&R Pooling Agreement shall be deleted in its entirety and replaced by the following:

(c) “Respective Percentage” shall be:

As to SA OH	0.0%
As to SA Wl	0.0%
As to Milbank	14.0%
As to State Auto P&C	51.0%
As to State Auto Mutual	34.0%
As to Meridian Security	0.0%
As to Meridian Citizens Mutual	0.5%
As to Patrons	0.5%
As to RIC	0.0%
As to PIC	0.0%
As to ACIC	0.0%
As to BCIC	0.0%

4.

Concurrently with the Effective Date of Merger, Section 5 of the First Amendment shall be deleted in its entirety, and Paragraph (q) of Section 9 of the A&R Pooling Agreement shall be deleted in its entirety and replaced by the following:

“(q) The parties hereto shall, as of 11:59 p.m. on March 31, 2013, participate on the basis of 34.0% for State Auto Mutual, 51.0% for State Auto P&C, 14.0% for Milbank, 0.0% for SA Wl, 0.0% for SA OH, 0.0% for Meridian Security, 0.5% for Meridian Citizens Mutual, 0.5% for Patrons, 0.0% for RIC, 0.0% for PIC, 0.0% for ACIC and 0.0% for BCIC in all of the underwriting operations of each of the parties hereto, except as otherwise expressly excluded herein.”

5.

This document is an amendment to the 2011 Pooling Agreement. In the event of any inconsistencies between the provisions of the 2011 Pooling Agreement and this Second Amendment, the provisions of this Second Amendment shall control. Except as expressly amended hereby, the 2011 Pooling Agreement shall continue in full force and effect without change for the balance of the term thereof.

IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment.

State Automobile Mutual Insurance Company

State Auto Property & Casualty Insurance Company

Milbank Insurance Company

State Auto Insurance Company of Wisconsin

State Auto Insurance Company of Ohio

Meridian Security Insurance Company

Meridian Citizens Mutual Insurance Company

Patrons Mutual Insurance Company of Connecticut

Rockhill Insurance Company

Plaza Insurance Company

American Compensation Insurance Company

Bloomington Compensation Insurance Company

Attest

/s/ James A. Yano James A. Yano, Secretary	By	/s/ Steven E. English Steven E. English, Vice President

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